Massimo Motor Sports, LLC
3101 W Miller Road
Garland, TX 75041

EMPLOYMENT AGREEMENT

Between

MASSIMO GROUP (the "Company") And

Employee(the "Executive")

Name: Mrs. Crystal Xu

Title: Chief Financial Officer

Congratulations and welcome to Massimo Group. I am very pleased that you have chosen to accept our offer of employment and know that this is the beginning of a mutually beneficial association.

We will do our best to help you become a productive member of our staff through training. In the next few weeks, you will meet coworkers, supervisors and managers. Feel free to let them know what you need to accomplish your new responsibilities.

GENERAL PURPOSE

The general purpose of this agreement is to establish and maintain harmonious relationships, provide a procedure for prompt and equitable disposition of grievances, hours of work, wages, and employee benefits in order to achieve an efficient and productive environment and the highest possible level of employee performance.

Position and Duties

The Company hereby employs Executive as Chief Financial Officer (CFO) of the Company, reporting directly to the Chief Executive Officer.

Executive shall perform the duties customarily associated with the position of Chief Financial Officer, including oversight of accounting, financial reporting, budgeting, internal controls, and other financial functions as reasonably assigned.

Effective Date

Executive's formal employment and appointment as Chief Financial Officer shall be effective as of March 2, 2026.

Any assistance provided by Executive to the Company prior to the Effective Date was on an informal, transitional basis only and does not constitute employment as an officer of the Company.

Compensation

Beginning on the Effective Date, Executive shall receive:

- Base Salary: USD $100,000 per year, payable in accordance with the Company's regular payroll practices.

- Bonus Eligibility: Executive may be eligible for discretionary bonuses as determined by the Company from time to time.

- Benefits: Participation in Company benefit plans, subject to plan terms and availability.

Employment Status

Executive's employment with the Company is at-will, meaning either the Company or Executive may terminate the employment relationship at any time, with or without cause or notice, subject to applicable law.

Confidentiality

Executive agrees to maintain the confidentiality of all non-public, proprietary, and confidential information of the Company, both during and after employment.

Compliance with Policies

Executive agrees to comply with all Company policies, including but not limited to codes of conduct, insider trading policies, and confidentiality requirements.

No Board Appointment

Executive acknowledges and agrees that this Agreement does not provide for appointment to the Company's Board of Directors.

Massimo Motor Sports, LLC
3101 W Miller Road
Garland, TX 75041

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict-of-law principles.

Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to Executive's employment and supersedes any prior understandings or discussions.

Employee Printed Name: Crystal Xu

Employee Signature: Crystal Xu

President & CEO: David Shan

Signature: David Shan